Exhibit 10.41
10.41 Electricity Purchase Agreement, dated January 1, 2009, between
Shandong Xiangrui and Shandong Runyin Bio-chemical Co., Ltd.
Party A (Supplier): Shandong Runyin Bio-chemical Co., Ltd.
Party B (Purchaser): Shandong Xiangrui
•	General Information
•	Pursuant to the agreement Shandong Runyin Bio-chemical Co., Ltd. supplies electricity to Shandong Xiangrui

•	The price should be RMB 0.68679/KWH, the supply term is from January 1, 2009 to December 31, 2014.

•	The disputes between each party shall be resolved by local court.
•	Headlines of the articles omitted
•	Miscellaneous